APARTMENT MANAGEMENT AGREEMENT

      THIS AGREEMENT is made as of November 7, 2003, between S.V.G. PROPERTIES, L.P., ("Owner") whose address is 601 Poplar Street, Sharon Hill, Pennsylvania, 19079, Spring Village Holdings, Inc. as General Partner and Property Manager (the
"General Partner") and H. James Santoro, Inc., a Management Consultant Corporation ("Management/Consultant") whose address is 215 West Main Street, Maple Shade, New Jersey, 08052

      WHEREAS,  Owner owns the Property commonly known as  Spring
Village  Apartments  located at 601 Poplar Street,  Sharon  Hill,
Pennsylvania, 19079.

WHERE AS, Owner and Management/Consultant entered into a Housing Management Agreement on August 1, 1992 pursuant to which Management/Consultant manages the Property. Such agreement was effectively terminated upon the refinancing of the Property using proceeds of a new first mortgage from New York Community Bank
(NYCB). Pursuant to the agreements with NYCB including the First Mortgage and Security Agreement, such mortgage shall become immediately due and payable at the option of NYCB if (i) the control, management, or operation of the Property, or any part thereof, is transferred to any individual or entity other than Spring Village Holdings, Inc., the Corporate General Partner, or
(ii) the control of Spring Village Holdings, Inc. is transferred to any individual or other entity other than Bartram Holdings, Inc., or (iii) the control of Bartram is transferred to any individual or entity other than Harry J. Santoro.

      WHEREAS,  Harry  J.  Santoro is  the  President  and  Chief
Operating Officer of H. James Santoro, Inc.

     WHEREAS, Due to such facts, Spring Village Holdings, Inc. on behalf of Owner desires to continue to engage Management/Consultant to manage, rent and operate the Property, and Management/Consultant desires to accept such engagement, as provided herein.

     WHEREAS,  Spring  Village  Holdings,  Inc.  is  the  General
Partner and Property manager and as such desires to subcontract the management of the Property to Management/Consultant.

     NOW,  THEREFORE,  in consideration of the  mutual  covenants
herein,    Owner,    Spring   Village    Holdings,    Inc.    and
Management/Consultant agree as follows:

                            ARTICLE 1
                           DEFINITIONS

1.1 Definitions. This Article 1 contains definitions of certain terms used in this Agreements, as set forth below:

     A. Maximum Lease Term:             Twelve (12) Months

     B. Maximum Contract Amount:        $10,000.00

     C. Management Fee:             Five  percent
                                   (5%) of Gross Income

     D. Key Person:                Harry J. Santoro
                                   215 West Main Street
                                   Maple Shade, NJ   08052
                                   Office: (856) 667-0600

                            ARTICLE 2
               ENGAGEMENT OF MANAGEMENT/CONSULTANT

2.1 Engagement: Owner engages Management/Consultant to manage and
rent   the   Property  on  the  terms  in  this  Agreement,   and
Management/Consultant agrees to perform such service on such terms.

2.2 Status of Management/Consultant: Limitation on Authority. Management/Consultant shall act under this Agreement as an independent contractor and not as Owner's agent. Management/Consultant shall not have the right, power or authority to enter into agreements or incur liability on behalf of Owner except as expressly set forth herein. Any action taken by Management/Consultant which is not expressly permitted by this Agreement shall not bind Owner.

                            ARTICLE 3
                        DUTIES OF MANAGER

3.1 Standard of Performance. Management/Consultant will perform its duties in a diligent, careful and professional manner to maximize all potential revenues to Owner and to minimize expenses and losses to Owner. The services of the Management/Consultant are to be of a scope and quality not less than those generally performed by first class, professional management/consultants of properties similar in type and quality to the Property and located in the same market area as the Property. The Management/Consultants will make available to the Owner the full benefit of the judgment, experience and advice of the members of the Management/Consultant's organization. Management/Consultant will at all time act in good faith, in a commercially reasonable manner and in a fiduciary capacity with respect to the proper protection of and accounting for Owner's assets, provided however, that Management/Consultant may operate other competing projects.

3.2 Specific Duties of Management/Consultant. Without limiting the obligations of Management/Consultant under other provisions of this Agreement, Management/Consultant will have the following specific duties:

      A. Orientation. Management/Consultant acknowledges receipt of certain books and records for the Property, the personal property on the Property belonging to the Owner, and the originals or copies of the Property Documents. Within thirty (30) days after the date of the Agreement, Management/Consultant will furnish Owner a complete list of all books, records and personal property regarding the Property and any Property Documents then known to Management/Consultant.

       B. Collection of Monies; Enforcement of Rights. Management/Consultant will collect all rent and other payments due from tenants in the Property and any other sums due Owner regarding the Property. To the extent tenant leases affecting the Property so require, Management/Consultant shall timely make or verify any calculations that are required to determine the amount of rent due from tenants. Management/Consultant will promptly and diligently enforce Owner's rights under any tenant leases affecting the Property, including without limitation taking the following actions where appropriate: (i) terminating tenancies,
(ii) signing and serving such notices as are deemed necessary by Management/Consultant, (iii) instituting and prosecuting actions, and evicting tenants, and (iv) recovering rents and other sums due by legal proceedings. The legal expenses incurred by Management/Consultant in connection with the enforcement by Management/Consultant of Owner's rights under such tenant leases shall be paid by Owner to Management/Consultant.

      C. Leasing. Management/Consultant will lease to desirable tenants the units in the Property that from time to time may be vacant upon terms and conditions satisfactory to Owner and pursuant to Owner's written leasing guidelines if any. Management/Consultant is hereby authorized to execute, deliver and renew leases on behalf of Owner pursuant to Owner's written leasing guidelines. Without Owner's prior written consent, Management/Consultant will not enter into any lease for a term exceeding the Maximum Lease Term set forth in Article 1.

      D. Property Documents. Unless notified otherwise by Owner, Management/Consultant will pay all sums from Owner's Account from time to time due from the Owner of the Property under and otherwise comply with the obligations of such Owner under any mortgages, deeds of trust, leases, easements, restriction, service contracts and other agreements now or hereafter affecting the Property (the "Property Documents") under written instructions from Owner.

      E. Maintenance. Management/Consultant will maintain and repair the Property as required by the Property Documents and in accordance with standards acceptable to Owner, which standards may be conditioned upon submission of such maintenance and repairs to a competitive bidding process at Owners expense, except to the extent the same has been provided in the Budget (as described in Section 4.3) and except as to emergency repairs undertaken pursuant to Section 4.5B. In addition to complying with such other instructions that Owner may hereafter provide concerning Management/Consultant's duties to maintain and repair the Property, Management/Consultant shall (i) supervise its employees and any third parties engaged to provide upkeep or repairs to the Property, (ii) require that all contracts with third parties providing labor, services or materials for the maintenance or repair of the Property, and all subcontracts for such items, contain provisions protecting Owner, in accordance with local procedures, against mechanics' and materialmen's or similar liens against the Property, and requiring ten percent (10%) retainage under major construction/rehabilitation contracts until at least thirty (30) days after completion of the work,
(iii) inspect all work performed in connection with the upkeep or repair of the Property, and (iv) review all invoices and/or draw requests submitted in connection with any such work and submit the same to Owner for its approval in time to take advantage of any discounts available for prompt payment.

      F. Services. Management/Consultant will make arrangements for all utilities,- services, equipment and supplies necessary or desirable for the management, operation, maintenance and servicing of the Property. All utilities contracts shall be in the name of Owner, with all notices to be addressed to Owner, in care of Management/Consultant, at Management/Consultant's address.

      G. Taxes. Management/Consultant will promptly send to Owner upon receipt all notices regarding taxes and recommend from time to time the advisability of contesting either the validity or the amount of the taxes on the Property. Management/Consultant shall pay such taxes for Owner with Owner's funds.

       H. Maintenance of Insurance. If requested by Owner, Management/Consultant will obtain and maintain (i) property insurance against "All Risk" of direct physical loss or damage to the Property in the amount of the full replacement value of the Property as determined by Owner; (ii) comprehensive general liability insurance (on an occurrence basis) as to the Property in an amount of at least One Million Dollars ($1,000,000) per occurrence. Such insurance shall be placed with a company or companies acceptable to Owner, shall be in form and substance satisfactory to Owner, and shall include the Owner and Management/Consultant as a named insured. The copies thereof (and all renewals) shall be delivered to Owner.

      I. Compliance With Laws. Management/Consultant will take such action as may be necessary to comply with any and all laws applicable to the Property and Management/Consultant's employees and with all orders regarding the Property of the Board of Fire Underwriters or other similar bodies.

      J. Employees. Management/Consultant will investigate, hire, train, pay at Owner's expense, supervise and discharge the personnel necessary to maintain and operate the Property including, without limitation, an on-site property manager. If such personnel are agents or employees of Management/Consultant or a designated subcontractor, then Management/Consultant has the right to be reimbursed hereunder. Owner shall have no right to supervise or direct such agents or employees. Management/Consultant will also maintain during the entire term of this Agreement worker's compensation insurance on all employees to the extent required by applicable law and automobile liability insurance with bodily injury limits of not less than One Hundred Thousand Dollars ($100,000) per person and Three Hundred Thousand Dollars ($300,000) per occurrence and property damage limits of not less than One Hundred Thousand Dollars ($100,000) per occurrence. The cost of the insurance required under this Section 3.2J shall be an operating expense reimbursable to Management/Consultant. Management/Consultant assumes all responsibility for timely compliance with all applicable laws regarding such employees, including by not limited to, FLSA, OSHA, Federal withholding tax laws, FICA, and Federal and State unemployment insurance laws.

     K. Notices. Management/Consultant will promptly notify Owner of any of the following in any way relating to the Property: notice of any claim of violation of any governmental or legal requirements, any notice of any claim of liability, any summons or other legal process, any material damage, any actual or alleged personal injury or property damage, and any other material information. Management/Consultant will fully cooperate with Owner in all legal and arbitration proceedings relating to the Property.

      L. Advertising. Management/Consultant will advertise space in the Property through the use of renting signs, newspaper ads, and other forms of appropriate advertising. All advertising expenses will be an operating expense of the Property under the Budget.

      M.  New  Tenants.  Management/Consultant will  prepare  the
Property (or portions thereof for occupancy by new tenants and will coordinate the plans of such tenants for moving their personal effects into the Property or out of the same, with a primary view toward scheduling such movements so as to minimize lost rental income.

      N. Other Services. Management/Consultant will, without additional charge, perform any other services normally performed in managing properties similar to the Property or as may be reasonably requested by Owner, whether or not specifically enumerated herein, specifically including, without limitation, the performance of any services normally provided in the locality of the Property to tenants of like properties.

3.3 (A) Contracts. Management/Consultant will not execute or otherwise enter into or bind Owner as to any contract or agreement without receiving the prior written consent of Owner, provided, however, that Management/Consultant may enter into contracts on behalf of O wrier in the ordinary course of the management of the Property for the acquisition of utility, maintenance and other services and for the furnishing of services to tenants of the Property if the expense to be incurred under any such contract is set forth in the most recent Budget approved by Owner and, whether payable in installments or a lump sum, is not in excess of the Maximum Contract Amount.
Management/Consultant  must  follow  the  below  listed  Contract
Guidelines before entering into any contract, except for utilities and other services for which only one supplier is available. All utility contracts will be in the name of Owner. Management/Consultant shall not hold itself out as having the authority to approve any contract or agreement without the prior approval of Owner except as provided above.

3.4 Use of Property. Management/Consultant will not permit the use of the Property for any purpose which might impair any policy of insurance on the Property or which might render any loss insured thereunder uncollectible or which would be in violation of any applicable law. Management/Consultant will operate and maintain the Property according to the highest standards achievable consistent with Owner's authorization. Management/Consultant will use its best efforts to secure compliance by tenants with their respective leases.

3.5 Management Account. Management/Consultant will deposit all funds collected relating to the Property in the operating account of S.V.G. Properties, L.P. Management/Consultant will not commingle any funds collected relating to the Property with any other funds. All sums collected by Management/Consultant relating to the Property and all sums placed in the Account will be held in trust for Owner. Management/Consultant may draw on the Account only to pay the following matters in the following order of priority: li) first, operating expenses permitted by Sections 5.1 and 4.2, (ii) second, the Management Fee described in Section 5.1, and (iii) finally, all the amounts payable to Owner.

3.6 Security Deposits. All security deposits collected by Management/Consultant shall be handled in accordance with PA laws governing same. Management/Consultant shall maintain accurate records of all security deposits, including the amount of each security deposit, the party from whom each security deposit is collected, and the date(s) upon which Management/Consultant collected each security deposit. Management/Consultant shall keep an accurate record of all refunds.

3.7 Indemnity. Management/Consultant indemnifies and agrees to hold harmless Owner and its directors, officers, shareholders, employees, agents, partners, and representatives and their respective successors, heirs, legal representatives and assigns (collectively, the "Owner Indemnitees", which term shall not be construed to include Management/Consultant) against any claims, losses, and expenses (including but not limited to attorneys' fees and expenses) which may be made against or incurred by any one or more of the Owner Indemnitees arising out of (i) any failure  by  any  one  or  more  of  Management/Consultants,  its directors, officers, shareholders, employees, agents and representatives (collectively the "Management/Consultant Indemnitees") or any of Management/Consultant's subcontractors to perform promptly any obligation under this Agreement or any Property Documents, provided such failure is not caused by events beyond the reasonable control of Management/Consultant, or by Owner's failure after written request of Management/Consultant to furnished any funds necessary in addition to those in the Management Account and those available from collections from the Property to enable Management/Consultant to perform such obligation; (ii) any acts of any one or more of the
Management/Consultant      Indemnitees      or       any       of
Management/Consultant's  subcontractors  beyond  the   scope   of
Management/Consultant's authority; and (iii) any malfeasance, nonfeasance or gross negligence of any of the
Management/Consultant      Indemnities      or       any       of
Management/Consultant's subcontractors. Owner indemnifies and agrees to hold harmless the Management/Consultant Indemnitees against any claims, losses, and expenses (including but not limited  to  attorneys'  fees and expenses)  which  may  be  made against or incurred by any one or more of the Management/ Consultant Indemnitees arising out of (i) any failure by any of the Owner Indemnitees to perform promptly any obligation under this Agreement, provided such failure is not caused by events beyond the reasonable control of the Owner Indemnitees; and (ii) any malfeasance, nonfeasance or negligence of any of the Owner Indemnitees. The foregoing indemnities shall survive any expiration or termination of this Agreement as to any such claims arising before expiration or termination of this Agreement.

                            ARTICLE 4
                  ACCOUNTING, RECORDS, REPORTS

4.1 Records. Management/Consultant shall maintain a comprehensive system of office records, books and accounts, correspondence, contracts and documents which shall belong to Owner. Owner and others designated by Owner shall at all times have access to such records, books, accounts, correspondence, contracts and documents and to all vouchers, files and all other material pertaining to the Property and this Agreement, all of which Management/Consultant agrees to keep safe, available and separate from any records not having to do with the Property. Owner shall have the right to conduct a review and/or audit of such records, books, accounts, correspondence, contracts and documents at its own expense, and Management/Consultant agrees that Owner and Owner's auditors will have full and complete access to and cooperation from Management/Consultant's officers, staff and other employees in connection with any such review and/or audit.

4.2 Monthly Reports. On or before the thirtieth (30th) day of each calendar month during the term of this Agreement, Management/Consultant shall deliver to Owner the statements pertaining to the Property, prepared on an accrual basis. Management/Consultant shall also include with the foregoing, upon Owner's request, copies of paid invoices indicating date paid, amount paid and check number, a list of unpaid bills and accrued expenses, and a payroll list showing the occupation of and wages paid to all employees hired by Management/Consultant for the purpose of performing its duties under this Agreement.

4.3 Budgets. Within ninety (90) days after the date of this Agreement and on or before November 30 of each year during the term of this Agreement, Management/Consultant shall deliver to Owner an itemized statement ("Budget") of the estimated receipts and disbursements for the remainder of the current calendar year, and the next calendar year. Each Budget shall break down estimated receipts and disbursements on a month-by-month basis. Owner will approve or disapprove each Budget within a reasonable time after the receipt of same, and Management/Consultant will make any changes in the Budget requested by Owner.

4.4 Payment of Expenses. Notwithstanding any contrary provision of this Agreement, Management/Consultant shall be obligated to make payments required under this Agreement only to the extent of funds derived from the Property or provided by Owner. Management/Consultant shall give Owner prompt notice of any expenses for the payment of which Management/Consultant does not have sufficient funds from collections and the Trust Account. Spring Village Holdings, Inc. shall pay or reimburse Management/Consultant for all expenses properly incurred by Management/Consultant under this Agreement and approved by Owner to the extent Owner's approval is required by this Agreement except expenses for:

     A. Office equipment and supplies other than used exclusively for the Property;

     B. Any overhead expense of Management/Consultant incurred in its general offices other than $1,000.00 per month which shall be allowed for general partnership administration and any services provided to the General Partner;

     C. Expenses for bookkeeping, reporting, and electronic data processing services;

     D. Compensation of executive and supervisory personnel of Management/ Consultant;

     E. Compensation and expenses applicable to time spent on matters other than the Property; and

     F. Compensation of any personnel other than personnel permanently located at, and fully dedicated to the Property.



4.5 Expenditure Authorization.

      A. General Prohibition. Approval of a budget shall not constitute authorization for Management/Consultant to expend any money except as set forth herein.

      B. Expenses Per Budget. To the extent set forth in the most recent budget approved by Owner, and without further consent of Owner, Management/Consultant will (i) pay all utilities and other expenses incurred in the ordinary course of managing the Property and (ii) supervise and purchase, or arrange for the purchase, in an economical manner, all of the inventories, provisions, supplies and operation equipment that in the normal course of business are necessary and proper to maintain and operate the Property. Owner shall be credited with the full amount of any discount or commission obtained by Management/Consultant in connection with any such purchase.

      C. Major Budget Categories. Major Budget Categories are listed as follows: See attached sample

      D. Emergencies. Notwithstanding the foregoing, if emergency action is necessary to prevent damage to the Property or danger to persons, Management/Consultant may incur such expenses as are reasonably necessary without the prior written approval of Owner to protect the Property or persons. Any such expenditure shall be incurred only in concert with prompt telephonic notification by Management/Consultant to Owner.

                            ARTICLE 5
                          COMPENSATION

5.1 Compensation for Services. Owner will pay Management/Consultant as compensation for its services hereunder the amount (the "Management Fee") indicated in Article 1 hereof. The term "Gross Rental Income" as used in this Agreement means gross income billed by Owner or by Management/Consultant related to the Property in any month, but excluding (i) capital gains,
(ii) payments in the nature of indemnification or compensation for loss, damage or liability sustained, (iii) all purchase discounts, (iv) any expense reimbursement from tenants, (v) any sums which, under normal accounting practice, are attributable to capital, and (vi) all other receipts of whatever kind and nature. Such Management Fee is intended to compensate the manager for:
(i) its general and overhead expense, (ii) all compensation and expenses of personnel employed by Management/Consultant which are not reimbursable as expense under Section 4.4, and (iii) all other expenses incurred by Management/Consultant which are not reimbursable under Section 4.4. Management/Consultant will not be entitled to any leasing commissions.

5.2 Payment of Management/Consultant's Compensation. The amount of compensation due to Management/Consultant each month shall be reflected in the monthly reports required to be submitted to Owner under --Section 4.2. Any amount which Owner may dispute shall not be payable until the dispute has been resolved. Owner may from time to time require an audit of Management/Consultant's computation of the Management Fee, and the parties shall promptly make adjustment for any variances shown by the audit. The cost of such audit shall be borne by Owner.
                            ARTICLE 6
                              TERM

6.1 Term. This Agreement shall commence on January 1, 2004 and shall have an initial term of seven (7) years unless sooner terminated for cause, as set forth in Article 6.4 below. Thereafter, it shall continue on a month-to-month basis until terminated according to Article 6.3 or Article 6.4 below.

6.2   Sale   of  Property.  This  Agreement  shall  automatically
terminate upon the consummation of any sale or other disposition of the Property by Owner.

6.3 Termination Without Cause. The General Partner may terminate this Agreement upon thirty (30) days prior written notice to Management/Consultant if any governmental entity which has control or supervision of General Partner mandates through statute, act, amend or regulatory publication, that all contracts must be terminated, repudiated, altered or amended. Otherwise, General Partner or Management/Consultant may terminate this agreement without cause by giving at least ninety- (90) days written notice to the other party. Provided, however, this agreement may not be terminated until Management/Consultant and Harry J. Santoro have no remaining obligation or liability related to the agreement with New York Community Bank, all amounts due and owing to the Management /Consultant or Harry J Santoro have been paid, and any ownership interest of Harry J.
Santoro or H. James Santoro, Inc. shall have been purchased at fair market value as provided for in the limited partnership agreement.

6.4 Termination For Cause. The General Partner may terminate this Agreement at any time, effective in thirty (30) days upon written notice to Management/Consultant if (i) Management/Consultant defaults in its obligations under this Agreement; and the default is not cured within thirty (30) days after receipt by Management/Consultant of written notice thereof setting forth the default; (ii) a petition for relief in bankruptcy or reorganization or arrangement is filed by or against Management/Consultant or any affiliate of Management/Consultant; (iii) there is a significant decline in tenant occupancy of or collections from the Property which has occurred as a result of inadequate performance by the Management/Consultant; or (iv) Management/Consultant causes or suffers to be caused waste to the Property. Provided, however, this agreement may not be terminated until Management/Consultant and Harry J. Santoro have no remaining obligation or liability related to the agreement with New York Community Bank, all amounts due and owing to the Management /Consultant or Harry J Santoro have been paid, and any ownership interest of Harry J.
Santoro or H. James Santoro, Inc. shall have been purchased at fair market value as provided for in the limited partnership agreement. Management/Consultant may terminate this Agreement, effective immediately upon notice to Owner, if Owner defaults in its obligations under this Agreement and the default is not cured within thirty (30) days after receipt by Owner of written notice thereof setting forth the default, or upon an amendment of this Agreement made pursuant to the second sentence of Section 8.6.

6.5 Effect of Termination. The termination of this Agreement shall not affect any right, obligation or liability that has accrued under this Agreement on or before the effective date of such termination. Upon termination of this Agreement for any reason, Management/Consultant will cooperate with General Partner in an effort to achieve an efficient transition and will, before receiving final payment of any fees, deliver to General Partner or to such person or persons as General Partner may direct all Property Documents, books, records and accounts, rent rolls, insurance policies, files and other materials related to the Property, including without limitation any bank account signature cards or other documentation required to transfer sole control over the Management Account to General Partner or its designee. Within fifteen (15) days after the termination of this Agreement, Management/ Consultant will deliver a final accounting to Owner reflecting all income and expenses of the Property as of the date of termination.

                            ARTICLE 7
            REPRESENTATIONS AND WARRANTIES OF MANAGER

To    induce    Owner    to    enter   into    this    Agreement,
Management/Consultant makes the following representations and warranties, which shall survive the execution and termination of this Agreement:

7.1 Organization. Management/Consultant is duly organized to properly manage the Property.

7.2 Manner of Performance. Management/Consultant has sufficient staff and other resources to carry out its duties under this Agreement in a prompt, efficient and diligent manner. The Key Person designated in Article 1 hereof shall be the primary person responsible for performing the duties of Management/Consultant hereunder during the term hereof.

7.3 Authorization. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of Management/Consultant.

7.4 Validity. This Agreement constitutes a legal, valid and binding agreement of the Management/Consultant enforceable against Management/Consultant in accordance with its terms except as limited by bankruptcy, insolvency, receivership and similar laws of general application.

7.5 Conflicts of Interest. Except as previously disclosed in writing to Owner, Management/Consultant has no real or apparent conflict of interest pertaining to this Agreement.

                            ARTICLE 8
                          MISCELLANEOUS

8.1 Owner's Rights. Nothing in this Agreement shall be deemed to limit Owner's right to do anything regarding the Property which an Owner of the Property would otherwise be entitled to do, including but not limited to the right to enter upon the Property, to inspect the Property, to perform any repair or maintenance thereof, and to do anything required of Management/Consultant hereunder if Management/Consultant fails to do so in a timely manner.

8.2 No Personal Liability. Management/Consultant will look solely to Owner's interest in the Property for recovery of any judgment against Owner relating to this Agreement, and Owner, its employees, officers, directors, shareholders, agents, partners, and representatives shall not be personally liable for anything related to this Agreement. This Section 8.2 shall survive the expiration or termination of this Agreement.

8.3 Nature of Relationship. Management/Consultant shall be responsible for all of its employees, the supervision of all persons performing services regarding the Property, and for determining the manner of performance of all services for which Management/Consultant is responsible hereunder.

8.4 No Third Party Beneficiaries. No provision of this Agreement shall inure to the benefit of any third party.

8.5 Notices. Except as provided in Section 4.5D as to emergencies, all notices and communications required hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, return receipt requested, addressed to the applicable party at the address set forth for such party on page 1 of this Agreement, or to such address as either party may from time to time specify by notice to the other. Notices shall be effective on the date of delivery or, if delivery is not accepted, on the earlier of the date that delivery is refused or three (3) days after the date the notice is mailed.

8.6 Amendments. This Agreement may not be amended except by further agreement in writing executed by each party to be bound thereby.

8.7 Exhibits. All exhibits to this Agreement are intended to be attached to this Agreement and, whether or not so attached, are incorporated herein by reference as if set forth in full. Any addenda attached to this Agreement are incorporated herein by reference.

8.8 Laws. The term "laws" as used in this Agreement means all applicable constitutional provisions, statutes, ordinances, codes and rules and regulations of any governmental body having jurisdiction over the Property of the parties to this Agreement.

8.9 No Implied Waivers. No failure or delay by Owner in exercising any right or remedy under this Agreement and no course of dealing between Owner and Management/Consultant shall operate as a waiver of any such right or remedy nor shall any single or partial exercise of any right or remedy by Owner under this Agreement preclude any other or further exercise of such right or remedy. The rights and remedies available to Owner are cumulative and not exclusive of any other rights and remedies provided by law or equity.

8.10 Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws. However, if any provision of this Agreement is invalid under any applicable law, such provision shall be ineffective only to the extent of such invalidity without invalidating the remaining provisions of this Agreement.

8.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey and the laws of the United States applicable to transactions in New Jersey.

8.12 Benefit and Assignment. Subject to Section 6.2, this Agreement shall be binding upon Owner, General Partner, and Management/Consultant and their respective successors and assigns and shall inure to the benefit of Owner, its successors and assigns. Management/Consultant may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Owner, which may be withheld without cause in Owner's sole discretion.

8.13 Headings. The captions and headings in this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

8.14 Counterparts. This Agreement may be executed in any number of counterparts and each shall be considered an original and collectively shall constitute one Agreement, but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

8.15  Entire  Agreement. This Agreement  sets  forth  the  entire
Agreement and understanding between the parties regarding the subject matter of this Agreement and supersedes all prior agreements and understandings.

8.16 Workman's Compensation. Owner shall be responsible for all charges for Workman's Compensation insurance and any retroactive increases in the premium made by the insurance carrier after the termination of this Agreement.




EXECUTED as of the date first entered above.


OWNER
GENERAL PARTNER
S.V.G.  PROPERTIES, L.P.                 Spring  Village Holdings, Inc.

By: ______________________               By:__________________________
Harry J. Santoro                           Harry J. Santoro
President of General Partner               President


MANAGEMENT/CONSULTANT
H. James Santoro, Inc.
By:  _____________________________
Harry J. Santoro
President